UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report: September 28, 2006

a21, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)

7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code: (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2006, a21, Inc. (“a21”) entered into an employment agreement with John Z. Ferguson, effective as of October 9, 2006, pursuant to which Mr. Ferguson was appointed a21’s Chief Executive Officer. Mr. Ferguson will receive a salary of $250,000 per year, a signing bonus of $25,000, and an annual bonus based on certain performance criteria established by the Board of Directors. For the year ending December 31, 2006, Mr. Ferguson will be entitled to receive up to $37,500 based on the number of days he has worked for a21 in the fourth quarter. In addition, a21 granted Mr. Ferguson options to purchase 500,000 shares of a21’s common stock, exercisable at $0.275 per share, and 500,000 restricted shares of a21’s common stock. 62,500 shares of restricted stock and options to purchase 62,500 shares will vest on the six month anniversary of the effective date of Mr. Ferguson’s employment agreement and the remainder of the options and restricted stock will vest in forty-two equal monthly installments on the first day of each month thereafter such that all of such options and restricted stock will be vested by the forty-eight month anniversary of the date of the agreement. The options expire on October 9, 2011. All unvested options and shares of restricted stock immediately vest (i) upon a change in control, (ii) in the event that a21 and Mr. Ferguson, negotiating in good faith, are unable to reach an agreement, by no later than the three year anniversary of his employment agreement, regarding the continuation of his employment by a21 and his employment agreement is not earlier terminated, or (iii) upon Mr. Ferguson’s death or disability. a21 will also pay up to $1,400 per month for Mr. Ferguson’s employee benefits, whether he chooses to use a21 provided benefit plans or benefit plans of his choosing. The employment agreement has a term of thirty-six months and may be terminated by either party without cause on 30 days written notice to the other party. In addition, a21 may terminate the employment agreement immediately for cause, as defined in the employment agreement, and Mr. Ferguson may terminate the employment agreement for good reason, as defined in the employment agreement. If a21 terminates the agreement or Mr. Ferguson terminates the agreement for good reason, a21 is obligated to make certain payments to Mr. Ferguson, as outlined in the agreement.

On October 6, 2006, a21 adopted a compensation plan for its non-employee directors for the next twelve months. Each non-employee member of the Board of Directors received, as of October 9, 2006, 72,727 restricted shares of a21’s common stock. The shares of restricted stock vest one year from the date of grant, provided, however, that if a member of the Board of Directors is asked to resign from the Board of Directors not for cause, such shares of restricted stock will vest on the date that such director resigns. In addition, each non-employee director will be paid $5,000 per quarter for each of the next four quarters, beginning with the fourth quarter of 2006.

On October 9, 2006, a21 entered into an employment agreement with Philip N. Garfinkle, pursuant to which Mr. Garfinkle was appointed a21’s Executive Chairman. This agreement supersedes in its entirety Mr. Garfinkle’s previous employment agreement with a21 dated June 27, 2006. Mr. Garfinkle will receive a salary of $165,000 per year and a signing bonus of $25,000. In addition, a21 granted Mr. Garfinkle options to purchase 500,000 shares of a21’s common stock, exercisable at $0.275 per share, and 500,000 restricted shares of a21’s common stock. 214,280 shares of restricted stock and options to purchase 214,280 shares will vest on the six month anniversary of the effective date of Mr. Garfinkle’s employment agreement and the remainder of the options and restricted stock will vest in eight equal monthly installments on the first day of each month thereafter such that all of such options and restricted stock will be vested by December 31, 2007. The options expire on October 9, 2011. a21 will also pay up to $1,400 per month for Mr. Garfinkle’s employee benefits, whether he chooses to use s a21 provided benefit plans or benefit plans of his choosing. The employment term ends on December 31, 2007, and may be terminated by either party without cause on 30 days written notice to the other party. In addition, a21 may terminate the employment agreement immediately for cause, as defined in the employment agreement, and Mr. Garfinkle may terminate the employment agreement for good reason, as defined in the employment agreement. If a21 terminates the agreement or Mr. Garfinkle terminates the agreement for good reason, a21 is obligated to make certain payments to Mr. Garfinkle, as outlined in the agreement.

On October 9, 2006, a21 entered into an advisory agreement with Albert H. Pleus, pursuant to which Mr. Pleus resigned from his position as Chief Executive Officer of a21 and all other positions he had with a21 or any of its subsidiaries, except that Mr. Pleus did not resign from his position as a director of a21. Pursuant to this agreement, Mr. Pleus’s prior employment agreement with a21 was terminated. Mr. Pleus will receive a fee of $150,000 for his services to a21. In addition, unvested options to purchase 525,000 shares of a21’s common stock were deemed vested and unvested options to purchase 325,000 shares of a21’s common stock were cancelled. a21 also agreed that all of Mr. Pleus’s vested and unexercised stock options could be exercised on a cashless basis. The advisory agreement has a term of twelve months and Mr. Pleus may terminate the agreement on 30 days written notice to a21. a21 may only terminate the advisory agreement for cause, as defined in the advisory agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 9, 2006, a21, Inc. (“a21”) announced that a21’s Board of Directors had appointed John Z. Ferguson as a21’s Chief Executive Officer and appointed him to a21’s Board of Directors as of that date. Concurrently with the appointment of Mr. Ferguson, Albert H. Pleus resigned from his position as a21’s Chairman and Chief Executive Officer, but will remain on a21’s Board of Directors and serve a21 in the capacity of Executive Advisor. In addition, Philip N. Garfinkle resigned from his position as a21’s interim President and Chief Operating Officer and was appointed to the position of Executive Chairman.

Mr. Ferguson was the Executive Vice President of Strategic Sales and Marketing for Inforte Corp. (NASDAQ: INFT) from June 2006 until October 2006. From February 1999 to October 2005, Mr. Ferguson was with Getty Images (NYSE:GYI) where he served in a number of capacities, most recently (from June 2003 to October 2005) as the Senior Vice President of Sales, Americas. From January 1996 to January 1999, Mr. Ferguson was the Director of Sales for Broderbund Software, Inc., and prior thereto, from March 1992 to December 1995, Mr. Ferguson worked for Quaker Oats Company, most recently as National Vend Sales Manager. Mr. Ferguson received his Masters of Business Administration degree from Depaul University and his Bachelors degree in marketing from Michigan State University.

Mr. Garfinkle has been a member of a21’s Board of Directors since June 2003, served as a21’s interim President and Chief Operating Officer from June 2006 to October and served a21 as an advisor from September 2002 to June 2003. Since November 1999, Mr. Garfinkle has been President, Chief Executive Officer and Chairman of Navig8US.com LLC, an executive advisory company. Since April 2004, Mr. Garfinkle has been the Chairman and Chief Executive Officer of LogoVision LLC, a business management company. Since July 2004 he has been a partner in and advisor to Gabriel Venture Partners, an investment company. From September 1999 to September 2000, Mr. Garfinkle was President and a member of the Board of Directors of Yazam.com Inc., a worldwide venture capital organization of which he was one of the founders and which was purchased by US Technologies in 2001. From September 1995 to May 2000, Mr. Garfinkle was President, Chief Executive Officer and Chairman of PictureVision, Inc., a digital imaging concern he founded that introduced online photo processing to consumers and that was sold to Kodak in February 1998. He also served as general manager of Network Services for Kodak from February 1998 until August 1999. Mr. Garfinkle received his BS degree in commerce and engineering from Drexel University.

Please see the disclosure in Item 1.01 above for a description of the terms the employment agreements with Mr. Ferguson and Mr. Garfinkle and the advisory agreement with Mr. Pleus.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Agreement between a21, Inc. and John Z. Ferguson, dated as of October 9, 2006

10.2	Employment Agreement between a21, Inc. and Philip N. Garfinkle, dated as of October 9, 2006

10.3	Advisory Agreement between a21, Inc. and Albert H. Pleus, dated as of October 9, 2006

99.1	Press Release dated October 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC.

By:	/s/ Thomas Costanza
Thomas Costanza
Chief Financial Officer

Dated: October 10, 2006

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement between a21, Inc. and John Z. Ferguson, dated as of October 9, 2006

10.2	Employment Agreement between a21, Inc. and Philip N. Garfinkle, dated as of October 9, 2006

10.3	Advisory Agreement between a21, Inc. and Albert H. Pleus, dated as of October 9, 2006

99.1	Press Release dated October 9, 2006